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                                                                    EXHIBIT 11.1

                              THOUSAND TRAILS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (DOLLARS AND COMMON SHARES IN THOUSANDS)




                                                                Year Ended      Year Ended      Year Ended
                                                               June 30, 1998   June 30, 1997   June 30, 1996
                                                               -------------   -------------   -------------
BASIC:

Weighted average number of common shares outstanding                   7,407           7,223           3,703
                                                               =============   =============   =============

Net income allocable to common shareholders                    $      24,879   $       6,799   $       1,109
                                                               =============   =============   =============
Net income per common share -- basic                           $        3.36   $        0.94   $        0.30
                                                               =============   =============   =============

DILUTED:

Weighted average number of common shares outstanding                   7,407           7,223           3,703
Weighted average common stock equivalents -
  Dilutive options                                                       975             480              18
  Dilutive warrants                                                       16               1               -
                                                               -------------   -------------   -------------
Weighted average number of common shares outstanding                   8,398           7,704           3,721
                                                               =============   =============   =============
Net income allocable to common shareholders                    $      24,879   $       6,799   $       1,109
                                                               =============   =============   =============
Net income per common share -- diluted                         $        2.96   $        0.88   $        0.30
                                                               =============   =============   =============


Note that the calculation for the year ended June 30, 1996, has been restated to reflect the change in accounting method adopted by the Company in fiscal 1997, and retroactively applied to all reporting periods presented (see Note 1 to the consolidated financial statements included in Item 8).



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